Exhibit 99.1

ARMOUR Residential REIT, Inc. to Acquire
JAVELIN Mortgage Investment Corp.

ARMOUR to Commence $84.7 Million Tender Offer for All Outstanding JAVELIN Shares

VERO BEACH, Fla. – March 2, 2016 – ARMOUR Residential REIT, Inc. (NYSE: ARR, ARR PrA and ARR PrB) (“ARMOUR”) and JAVELIN Mortgage Investment Corp. (NYSE:JMI) (“JAVELIN”) today announced the signing of a definitive merger agreement, under which ARMOUR will acquire JAVELIN for consideration to be paid in cash, which would value JAVELIN at 87 percent of its book value, as calculated in accordance with the merger agreement including a reduction of $1.0 million for JAVELIN’s transaction expenses.

Transaction Highlights:

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Delivers significant premium to JAVELIN’s common stock price: Using JAVELIN’s latest estimated book value per share as of March 1, 2016, the transaction would value JAVELIN at $7.14 per share, representing a 19 percent premium to JAVELIN’s closing price on March 1, 2016.

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Provides execution speed and certainty on financing: Tender offer structure promptly delivers JAVELIN stockholders the opportunity to realize cash value for their shares. The tender offer does not have any financing condition, as ARMOUR will fund the acquisition with existing cash on hand.

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Expands and diversifies ARMOUR’s portfolio: JAVELIN’s complementary assets provide ARMOUR with investment opportunities in non-agency mortgage-backed securities.

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Drives long-term value: Transaction is accretive to ARMOUR’s book value upon closing and will drive long-term value for stockholders through stable and diversified risk-adjusted returns.

Tender Offer:

Under the terms of the merger agreement, a wholly-owned subsidiary of ARMOUR will commence a tender offer to acquire all of the outstanding shares of JAVELIN common stock for an amount in cash per share equal to 87 percent of the book value per share of JAVELIN common stock, as calculated in accordance with the merger agreement. Book value per share will be set 10 business days prior to the expiration of the tender offer based on the book value per share of JAVELIN’s common stock at that time. Using JAVELIN’s latest estimated book value per share as of March 1, 2016, as calculated in accordance with the merger agreement, the transaction would value JAVELIN at $84.7 million or $7.14 per share, representing a 19 percent premium to JAVELIN’s closing price on March 1, 2016.

The transactions contemplated by the merger agreement, including the tender offer and merger, have been unanimously approved by the Board of Directors of ARMOUR and unanimously approved by the Board of Directors of JAVELIN upon the recommendation of the JAVELIN Board’s Special Committee.

“Today’s announcement is the culmination of a review process conducted by JAVELIN’s Board of Directors that explored value-creation options,” said John C. Chrystal, member of JAVELIN’s Special Committee. “After careful consideration, and with the assistance of independent financial and legal advisors, the Special Committee concluded that this transaction with ARMOUR is in the best interests of JAVELIN and its stockholders.”

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ARMOUR Residential REIT, Inc. to Acquire JAVELIN Mortgage Investment Corp.

March 2, 2016

“We are pleased to announce this strategically and financially compelling transaction that is aligned with our focused and disciplined approach to evaluating assets for inclusion in the ARMOUR portfolio,” said Daniel C. Staton, ARMOUR’s Non-Executive Chairman. “Today, ARMOUR has a robust portfolio as well as a strong balance sheet. The acquisition of JAVELIN provides complementary assets that increase our flexibility and enable us to drive additional value through the diversification of our investment portfolio into non-agency mortgage-backed securities. This transaction is expected to be immediately accretive to ARMOUR’s book value upon closing and to drive long-term value for our stockholders through stable and diversified risk-adjusted returns.”

The tender offer is subject to customary closing conditions, including the tender of greater than a majority of the total number of JAVELIN’s outstanding shares not owned immediately before the expiration of the tender offer by ARMOUR or JAVELIN, or any of their subsidiaries, officers, or directors. Following completion of the tender offer, the parties will promptly effect a second-step merger without the approval of JAVELIN stockholders under Maryland law pursuant to which all remaining shares of JAVELIN common stock not tendered in the tender offer will be converted into the right to receive the same cash price per share as in the tender offer and JAVELIN will become a wholly-owned subsidiary of ARMOUR. The transaction is expected to close during the second quarter of 2016.

JAVELIN has declared and will pay its regular monthly dividend for the month of March, but will not declare any regular monthly dividends thereafter during the pendency of the transaction.

Advisors

Lazard Frères and Co. LLC (“Lazard”) served as financial advisor to ARMOUR, and Akerman LLP served as legal counsel to ARMOUR. Lazard provided a fairness opinion to ARMOUR’s Board of Directors. JMP Securities LLC (“JMP”) served as financial advisor to JAVELIN’s Special Committee, and Duane Morris LLP and Venable LLP served as legal counsel to JAVELIN’s Special Committee. JMP provided a fairness opinion to JAVELIN’s Special Committee.

Conference Call / Webcast Information

In light of the pending transaction with ARMOUR, JAVELIN will not host an earnings conference call and webcast in conjunction with its upcoming release of fourth quarter and full year 2015 results, or provide financial guidance.

About ARMOUR Residential REIT, Inc.

ARMOUR is a Maryland corporation that invests primarily in fixed rate residential, adjustable rate and hybrid adjustable rate mortgage-backed securities issued or guaranteed by U.S. Government-sponsored enterprises, or guaranteed by the Government National Mortgage Association. ARMOUR is externally managed and advised by ARMOUR Capital Management LP (“ACM”), an investment advisor registered with the Securities and Exchange Commission (“SEC”).

About JAVELIN Mortgage Investment Corp.

JAVELIN is a Maryland corporation that invests primarily in fixed rate, adjustable rate and hybrid adjustable rate Agency residential mortgage-backed securities (“RMBS”) and non-Agency RMBS. JAVELIN is externally managed and advised by ACM.

Additional Information and Where to Find It

The tender offer for the outstanding common stock of JAVELIN referred to in this press release has not yet commenced. This press release is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of JAVELIN common stock will be made pursuant to an offer to purchase and related materials that an affiliate of ARMOUR intends to file with the SEC. At the time the offer is commenced, ARMOUR’s subsidiary will file a tender offer statement on Schedule TO with the SEC, and thereafter JAVELIN will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the offer. The

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ARMOUR Residential REIT, Inc. to Acquire JAVELIN Mortgage Investment Corp.

March 2, 2016

tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully and considered before any decision is made with respect to the tender offer. These materials will be sent free of charge to all stockholders of JAVELIN when available. In addition, all of these materials (and all other materials filed by JAVELIN with the SEC) will be available at no charge from the SEC through its website at www.sec.gov. Free copies of the offer to purchase, the related letter of transmittal and certain other offering documents will be made available by ARMOUR when available at its website at www.armourreit.com. Investors and security holders may also obtain free copies of the documents filed with the SEC by JAVELIN when available at its website at www.javelinreit.com or by contacting JAVELIN at the phone number set forth at the end of this press release.

Forward-Looking Statements Safe Harbor

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results, including (i) that changes in the market values of JAVELIN’s agency securities and derivatives, appraised values of its non-agency securities, its repurchase agreement balances or other elements of its book value per share, computed in accordance with the terms of the merger agreement, could change in a manner that would reduce the consideration to stockholders in the tender offer or merger, (ii) that the tender offer may not be completed at all or on the terms described, and (iii) that the merger transaction may not be consummated. Additional information concerning these and other risk factors are contained in the most recent filings with the SEC of ARMOUR and JAVELIN. All subsequent written and oral forward-looking statements concerning ARMOUR and JAVELIN are expressly qualified in their entirety by the cautionary statements above. ARMOUR and JAVELIN caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. ARMOUR and JAVELIN do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

ARMOUR Contact:

James R. Mountain

Chief Financial Officer

JAVELIN Mortgage Investment Corp.

(772) 617-4340

JAVELIN Contact:

Alliance Advisors, LLC

Stockholders call toll free:

(888) 991-1294

Banks and Brokers:

(973) 873-7721

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